Annual Statement of Compliance

Per the applicable Servicing Agreement for each of the transactions listed on Schedule I hereto, the undersigned, a duly authorized officer of Torchlight Loan Services, LLC (“TLS”), in its capacity as special servicer (the “Special Servicer”) hereby certifies, as follows and as for the period reflected on Schedule I hereto beginning on January 1, 2023 and ending on December 31, 2023 (the “Reporting Period”):

1. I (or Servicing Officers under my supervision) have reviewed TLS’ activities during the Reporting Period and its performance under the applicable Servicing Agreement; and

2. To the best of my knowledge, based on such review, TLS has fulfilled all of its obligations under the applicable Servicing Agreement in all material respects throughout the Reporting Period.

Date: February 23, 2024

TORCHLIGHT LOAN SERVICES, LLC

By:	/s/ William A. Clarkson
Name:	William A. Clarkson
Title:	Authorized Signatory

280 Park Avenue, New York, NY 10017

T 212.883.2800 F 212.883.2560

E info@torchlightloanservices.com

www.torchlightinvestors.com

REG AB - Schedule I
Transaction ID	Transaction (Full Name)	Certification Restrictions (if any)
BAMLL 2016-ISQR	BAMLL Commercial Mortgage Securities Trust 2016-ISQR, Commercial Mortgage Pass-Through Certificates, Series 2016-ISQR	None
BANK 2018-BNK10	WELLS FARGO COMMERCIAL MORTGAGE SECURITIES, INC., Commercial Mortgage Pass-Through Certificates Series 2018-BNK10	Certification excludes the Extra Space Self Storage Portfolio, Baybrook Lifestyle and Power Center, Moffett Towers II – Building 2, Warwick Mall Whole Loans.
BBSG 2016-MRP	BBSG 2016-MRP Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2016-MRP	None
BSCMS 2005-PW10	Bear Stearns Commercial Mortgage Securities II Inc., Commercial Mortgage Pass-Through Certificates, Series 2005-PWR10	None
BX 2019-CALM	BX Trust 2019-CALM, Commercial Mortgage Pass-Through Certificates, Series 2019-CALM	None
CGCMT 2015-GC31	CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC., COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2015-GC31	Certification excludes the Selig Office Portfolio, Dallas Market Center and Crowne Plaza Bloomington Whole Loans.
CGCMT 2016-P5	CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC., Commercial Mortgage Pass-Through Certificates, Series 2016-P5	Certification is restricted to National Business Park Whole Loan.
COMM 2014-CCRE20	COMM 2014-CCRE20 Commercial Mortgage Pass-Through Certificates	Certification excludes the 80 and 90 Maiden Lane Loan Combination, the Beverly Connection Loan Combination, and the Myrtle Beach Marriott Resort & Spa Loan Combination.
COMM 2014-UBS5	COMM 2014-UBS5 Commercial Mortgage Pass-Through Certificates	Certification is restricted to the Harwood Center Whole Loan.
CSAIL 2016-C6	CSAIL 2016-C6 Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2016-C6

Certification excludes the GLP Industrial Portfolio A Mortgage Loan, the GLP Industrial Portfolio B Mortgage Loan, the Quaker Bridge Mall Mortgage Loan, and the Starwood Capital Extended Stay Portfolio Mortgage Loan.

280 Park Avenue, New York, NY 10017

T 212.883.2800 F 212.883.2560

E info@torchlightloanservices.com

www.torchlightinvestors.com

Transaction ID	Transaction (Full Name)	Certification Restrictions (if any)
CSFB 2003-C5	Credit Suisse First Boston Mortgage Securities Corp. Commercial Mortgage Pass-Through Certificates, Series 2003-C5	None
CSMC 2007-C2	Credit Suisse Commercial Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2007-C2	Certification excludes the 599 Lexington Avenue Whole Loan.
CXP 2022-CXP1	CXP Trust 2022-CXP1, Commercial Mortgage Pass-Through Certificates, Series 2022-CXP1	Certification is restricted to the period which Torchlight served as Special Servicer, from November 16, 2023 to December 31, 2023.
GSCG 2019-600C	GSCG Trust 2019-600C, Commercial Mortgage Pass-Through Certificates, Series 2019-600C	None
GSMS 2015-590M	GS Mortgage Securities Corporation Trust 2015-590M, Commercial Mortgage Pass-Through Certificates, Series 2015-590M	None
JPMCC 2002-C3	J.P. Morgan Chase Commercial Mortgage Securities Corp. Commercial Mortgage Pass-Through Certificates, Series 2002-C3	None
JPMCC 2014-C20	J.P. Morgan Chase Commercial Mortgage Securities Trust 2014-C20 Commercial Mortgage Pass-Through Certificates, Series 2014-C20	Certification excludes the Outlets at Orange Whole Loan, the Gumberg Retail Portfolio Whole Loan, the 470 Vanderbilt Avenue Whole Loan, and the Westminster Mall Whole Loan.
JPMCC 2018-PTC	J.P. Morgan Chase Commercial Mortgage Securities Trust 2018-PTC, Commercial Mortgage Pass-Through Certificates, Series 2018-PTC	Certification is restricted to the period which Torchlight served as Special Servicer, from November 30, 2023 to December 31, 2023.
JPMCC 2016-JP3	J.P. Morgan Chase Commercial Mortgage Securities Trust 2016-JP3 Commercial Mortgage Pass-Through Certificates, Series 2016-JP3

Certification excludes the 9 West 57th Street Whole Loan, the 693 Fifth Avenue Whole Loan, the Opry Mills Whole Loan, the Westfield San Francisco Centre Whole Loan, the Crocker Park Phase One & Two Whole Loan, the 100 East Wisconsin Avenue Whole Loan, and the West LA Office - 1950 Sawtelle Boulevard Whole Loan.

280 Park Avenue, New York, NY 10017

T 212.883.2800 F 212.883.2560

E info@torchlightloanservices.com

www.torchlightinvestors.com

Transaction ID	Transaction (Full Name)	Certification Restrictions (if any)
WBCMT 2004-C12	Wachovia Bank Commercial Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2004-C12	None
WBCMT 2004-C15	Wachovia Bank Commercial Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2004-C15	None

280 Park Avenue, New York, NY 10017

T 212.883.2800 F 212.883.2560

E info@torchlightloanservices.com

www.torchlightinvestors.com